As filed with the Securities and Exchange Commission on March 13, 2009
Registration No. 333-156377

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADC Telecommunications, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-0743912 (I.R.S. Employer Identification No.)
13625 Technology Drive
Eden Prairie, Minnesota 55344
(952) 938-8080
(Address, including zip code, and telephone
number, including area code, of registrant’s principal executive offices)

Jeffrey D. Pflaum, Esq.	Copy to:
Vice President, General Counsel and Corporate Secretary
ADC Telecommunications, Inc.
13625 Technology Drive
Eden Prairie, Minnesota 55344
(952) 938-8080
(Name, address, including zip code, and telephone
number, including area code, of agent for service)	Jay L. Swanson, Esq. Amy L. Schneider, Esq. Dorsey & Whitney LLP Suite 1500 50 South Sixth Street Minneapolis, MN 55402 (612) 340-2600

     Approximate date of commencement of proposed sale to the public: Not Applicable.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES
SIGNATURES
EXHIBIT INDEX

DEREGISTRATION OF SECURITIES
     In December 2008, ADC Telecommunications, Inc. ( the “Registrant”) filed a Registration Statement on Form S-3 (Registration No. 333-156377) (the “Registration Statement”) with the Securities and Exchange Commission registering under the Securities Act of 1933 up to 100,000 shares of the Registrant ’s common stock, par value $.20 per share, to be offered from time to time by the Registrant pursuant to its ADCInvestDirect direct stock purchase plan (the “Plan ”). The Registrant’s Board of Directors approved the termination of the Plan, effective as of March 12, 2009.
     In accordance with the undertaking contained in Part II, Item 17 of the Registration Statement and pursuant to Item 512(a)(3) of Regulation S-K, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration under the Registration Statement all of the shares of common stock which remain unsold under the Registration Statement as of the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on March 13, 2009.

ADC TELECOMMUNICATIONS, INC.
By:	/s/ Jeffrey D. Pflaum
Jeffrey D. Pflaum
Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the indicated capacities on March 13, 2009.

	Signature	Title

	*	President, Chief Executive Officer and Chairman (principal executive officer)

Robert E. Switz

	*	Vice President, Chief Financial Officer (principal financial officer)

James G. Mathews

	*	Vice President, Controller (principal accounting officer)

Steven G. Nemitz

	*	Director

John J. Boyle, III

	*	Director

Mickey P. Foret

	*	Independent Lead Director

J. Kevin Gilligan

	*	Director

Lois M. Martin

	*	Director

Krish A. Prabhu, Ph.D.

	*	Director

John E. Rehfeld

	*	Director

David A. Roberts

	*	Director

William R. Spivey, Ph.D.

	*	Director

Larry W. Wangberg

	*	Director

John D. Wunsch

* By:	/s/ Jeffrey D. Pflaum

Jeffrey D. Pflaum Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description
24.1	Power of Attorney (previously filed as Exhibit 24.1 to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission by the Registrant on December 19, 2008 (File No. 333-156377)).